10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  MULTI-SECTOR FIXED INCOME INVESTMENTS

Feb 1, 2000 through April 30, 2001

                  Trade                                     % of
Issuer            Date    Selling Dealer   Amount    Price  Issue (1)
France Telecom    3/5/01  CS First Boston  $20,000   99.244 0.02%  A

       (1) Represents purchases by all affiliated funds; may not exceed 25% of the principal amount of the offering.

    A - Includes purchases of $200,000 by other Smith Barney Mutual Funds.